SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 11, 2009

CNB FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	000-13396	25-1450605
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(Address of principal executive offices)

Registrant’s telephone number, including area code: (814) 765-9621

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

CNB Financial Corporation (NASDAQ: CCNE), the parent company of CNB Bank, today announced annual earnings for the year ended December 31, 2008 of $5.2 million or $0.61 diluted earnings per share compared to $9.1 million or $1.05 diluted earnings per share for 2007, representing a 42.7% decrease in net income and a 41.9% decrease in diluted earnings per share. Net income in the fourth quarter of 2008 was $685 thousand or $0.08 diluted earnings per share compared to $2.4 million or $0.28 diluted earnings per share in the fourth quarter of 2007.

Item 9.01.	Financial Statements and Exhibits

(b)	Exhibits:

Exhibit 99 News Release announcing fourth quarter and 2008 earnings

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CNB Financial Corporation

Date: February 12, 2009	By:	/s/ Charles R. Guarino
Charles R. Guarino
Treasurer

Exhibit Index

Number	Description
Exhibit 99	News Release announcing fourth quarter and 2008 earnings.